UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 30, 2007

 PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On July 30, 2007, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended June 30, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)       Exhibits

        99.1    Earnings Release of Provident Financial Holdings, Inc. dated July 30, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2007                                                    PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                                  /s/ Craig G. Blunden
                                                                                  Craig G. Blunden
                                                                                  Chairman, President and Chief Executive Officer
                                                                                  (Principal Executive Officer)

                                                                                  /s/ Donavon P. Ternes
                                                                                  Donavon P. Ternes
                                                                                  Chief Financial Officer
                                                                                  (Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue Contacts:
Riverside, CA 92506                                                                                    Craig G. Blunden, CEO
(951) 686 - 6060                                                                                            Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS
REPORTS FOURTH QUARTER EARNINGS

Preferred Loans Grow by 23% for the Fiscal Year and Increase to 39% of Loans Held
for Investment

Deposits Grow by 9% for the Fiscal Year

        Riverside, Calif. - July 30, 2007 - Provident Financial Holdings, Inc. ("Company"), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced fourth quarter earnings for the fiscal year ended June 30, 2007.

        For the quarter ended June 30, 2007, the Company reported net income of $2.00 million, or $0.32 per diluted share (on 6.32 million weighted-average shares outstanding), compared to net income of $3.82 million, or $0.56 per diluted share (on 6.88 million weighted-average shares outstanding), in the comparable period a year ago. The decline in net income in the quarter ended June 30, 2007 was primarily attributable to a decrease in net interest income, a decrease in the gain on sale of loans and an increase in compensation expense, partly offset by a decrease in other operating expenses. The decrease in weighted-average shares outstanding primarily reflects repurchases of common stock through the Company's stock repurchase programs.

        "Although the current operating environment for community banks and thrifts remains very challenging, we remain confident in our efforts to enhance the franchise

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value of the Company over time," said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company. "Growing the community banking business in the Inland Empire region of Southern California is the catalyst to accomplish this long-term goal. We will continue to invest in our deposit gathering and preferred loan capabilities."

        Mr. Blunden went on to say, "We continue to respond to the difficult mortgage banking environment. During the quarter, we closed or consolidated four mortgage banking offices and reduced our mortgage banking workforce by 18 percent from March 31, 2007."

        Return on average assets for the fourth quarter of fiscal 2007 was 0.47 percent, compared to 0.96 percent for the same period of fiscal 2006. Return on average stockholders' equity for the fourth quarter of fiscal 2007 was 6.09 percent, compared to 11.20 percent for the comparable period of fiscal 2006.

        On a sequential quarter basis, net income for the fourth quarter of fiscal 2007 decreased by $543,000, or 21 percent, to $2.00 million from $2.54 million in the third quarter of fiscal 2007; and diluted earnings per share decreased $0.07, or 18 percent, to $0.32 from $0.39 in the third quarter of fiscal 2007. Return on average assets decreased 11 basis points to 0.47 percent for the fourth quarter of fiscal 2007 from 0.58 percent in the third quarter of fiscal 2007 and return on average equity for the fourth quarter of fiscal 2007 was 6.09 percent, compared to 7.60 percent for the third quarter of fiscal 2007.

        For the twelve months ended June 30, 2007, net income was $11.29 million, a decrease of 45 percent from net income of $20.54 million for the comparable period ended June 30, 2006; and diluted earnings per share for the twelve months ended June 30,

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2007 decreased $1.26, or 42 percent, to $1.72 from $2.98 for the comparable period last year. The decrease in net income for the twelve months ended June 30, 2007 was primarily attributable to the specific loan loss reserve of $2.62 million (approximately $1.52 million net of statutory taxes) on 23 individual construction loans recognized in the quarter ended December 31, 2006 and the $6.28 million gain on sale of real estate (approximately $3.64 million net of statutory taxes) recognized in the quarter ended December 31, 2005 (not replicated in fiscal 2007), partly offset by the $2.31 million gain on sale of real estate (approximately $1.34 million net of statutory taxes) recognized in the quarter ended September 30, 2006. Return on average assets for the twelve months ended June 30, 2007 decreased 64 basis points to 0.66 percent from 1.30 percent for the twelve-month period a year earlier. Return on average stockholders' equity for the twelve months ended June 30, 2007 was 8.39 percent, compared to 15.71 percent for the twelve-month period a year earlier.

        Net interest income before provision for loan losses decreased by $1.08 million, or 10 percent, to $9.85 million in the fourth quarter of fiscal 2007 from $10.93 million for the same period in fiscal 2006. Non-interest income decreased $2.41 million, or 52 percent, to $2.21 million in the fourth quarter of fiscal 2007 from $4.63 million in the comparable period of fiscal 2006. Non-interest expense decreased $167,000, or two percent, to $8.78 million in the fourth quarter of fiscal 2007 from $8.95 million in the comparable period in fiscal 2006.

        The average balance of loans outstanding increased by $132.4 million to $1.46 billion in the fourth quarter of fiscal 2007 from $1.32 billion in the same quarter of fiscal 2006, and the average yield increased by six basis points to 6.28 percent in the fourth

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quarter of fiscal 2007 from an average yield of 6.22 percent in the same quarter of fiscal 2006. The increase in the average loan yield was primarily attributable to higher interest rates on newly originated loans and the repricing of existing adjustable rate loans in the loans held for investment portfolio, partly offset by accrued interest reversals on non-accrual loans, primarily from loan repurchases. Total loans originated for investment in the fourth quarter of fiscal 2007 were $56.3 million (including $2.1 million of loans purchased for investment), which consisted primarily of single-family and commercial real estate loans. This compares to total loans originated for investment of $161.5 million (including $39.9 million of loans purchased for investment) in the fourth quarter of fiscal 2006. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $98.1 million, or 23 percent, to $522.9 million at June 30, 2007 from $424.8 million at June 30, 2006. The ratio of preferred loans to total loans held for investment increased to 39 percent at June 30, 2007 compared to 34 percent at June 30, 2006. Loan prepayments in the fourth quarter of fiscal 2007 were $103.6 million, compared to $100.8 million in the same quarter of fiscal 2006.

        Average deposits increased by $63.9 million to $986.8 million and the average cost of deposits increased by 88 basis points to 3.59 percent in the fourth quarter of fiscal 2007, compared to an average balance of $922.9 million and an average cost of 2.71 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $41.1 million, or 11 percent, to $350.0 million at June 30, 2007 from $391.1 million at June 30, 2006. The decrease is primarily attributable to a $28.8 million, or 16 percent, decline in savings account balances. Time deposits increased by $122.1

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million, or 23 percent, to $648.6 million at June 30, 2007 compared to $526.5 million at June 30, 2006. The increase in time deposits is primarily attributable to the Company's time deposit marketing campaigns and depositors switching from savings deposits to time deposits.

        The average balance of borrowings, which primarily consists of Federal Home Loan Bank ("FHLB") of San Francisco advances, increased $55.0 million to $558.6 million and the average cost of advances increased 23 basis points to 4.64 percent in the fourth quarter of fiscal 2007, compared to an average balance of $503.6 million and an average cost of 4.41 percent in the same quarter of fiscal 2006. The increase in the average cost of borrowings was primarily the result of higher interest rates on short-term advances.

        The net interest margin during the fourth quarter of fiscal 2007 decreased 45 basis points to 2.37 percent from 2.82 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the fourth quarter of fiscal 2007 decreased 13 basis points from 2.50 percent in the third quarter of fiscal 2007.

        During the fourth quarter of fiscal 2007, the Company recorded a loan loss recovery of $490,000, compared to a loan loss recovery of $205,000 during the same period of fiscal 2006. The loan loss recovery in the fourth quarter of fiscal 2007 was primarily attributable to a $41.2 million sequential quarter decline in loans held for investment and a $6.2 million sequential quarter decline in classified assets, primarily as a result of loan payoffs or loan classification upgrades. Classified assets at June 30, 2007 were $32.3 million, comprised of $13.3 million in the special mention category and $19.0 million in the substandard category. Classified assets at March 31, 2007 were $38.5

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million, comprised of $12.7 million in the special mention category and $25.8 million in the substandard category.

        Non-performing assets increased to $19.7 million, or 1.20 percent of total assets, at June 30, 2007, compared to $14.7 million, or 0.83 percent of total assets at March 31, 2007 and $2.5 million, or 0.16 percent of total assets, at June 30, 2006. The non-performing assets at June 30, 2007 were primarily comprised of 16 single-family loans originated for investment ($4.8 million), 23 construction loans originated for investment ($2.4 million), 31 single-family loans repurchased from, or unable to sell to, investors ($8.5 million) and 10 single-family properties acquired in the settlement of loans ($3.8 million). Net charge-offs for the quarter ended June 30, 2007 were $402,000 or 0.11 percent of average loans outstanding, compared to $42,000 or 0.01 percent of average loans outstanding in the comparable quarter last year.

        The allowance for loan losses was $14.8 million at June 30, 2007, or 1.09 percent of gross loans held for investment, compared to $10.3 million, or 0.81 percent of gross loans held for investment at June 30, 2006. The allowance for loan losses at June 30, 2007 includes $3.3 million of specific loan loss reserves, compared to $238,000 of specific loan loss reserves at June 30, 2006. Management believes that the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment.

        The decrease in non-interest income in the fourth quarter of fiscal 2007 compared to the same period of fiscal 2006 was primarily the result of a decrease in the gain on sale of loans. The gain on sale of loans declined by $2.48 million, or 80 percent, to $601,000 for the quarter ended June 30, 2007 from $3.08 million in the comparable quarter last year. The decline in the gain on sale of loans was due to the lower volume of loans

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originated for sale and the lower average loan sale margin. Total loans sold for the quarter ended June 30, 2007 was $221.6 million, down 24 percent from $291.0 million for the same quarter last year. The average loan sale margin for mortgage banking was 31 basis points for the quarter ended June 30, 2007, down 64 basis points from 95 basis points in the comparable quarter last year. The decrease in the average loan sale margin was primarily attributable to a $423,000 lower of cost or market adjustment on unsaleable loans that were moved to loans held for investment, six single-family loans sold at a $415,000 loss, the $90,000 loss on derivative financial instruments consistent with SFAS No. 133, and a $62,000 reserve provision for loans sold that are subject to early payment default repurchase. Also, the mortgage banking environment remains highly competitive and volatile as a result of the well-publicized collapse of the sub-prime loan market, which has further eroded loan sale prices.

        The volume of loans originated for sale decreased $103.2 million, or 35 percent, to $188.5 million in the fourth quarter of fiscal 2007 from $291.7 million during the same period last year. Total loan originations (including loans originated for investment, loans purchased for investment and loans originated for sale) were $244.7 million in the fourth quarter of fiscal 2007, a decrease of $208.5 million, or 46 percent, from $453.2 million in the same quarter of fiscal 2006. The decrease in loan originations was primarily attributable to a decrease in loan demand resulting from an increase in interest rates, a general decline in real estate values and more stringent underwriting guidelines.

        In the fourth quarter of fiscal 2007, the fair-value adjustment of derivative financial instruments pursuant to Statement of Financial Accounting Standards ("SFAS") No. 133 on the Consolidated Statements of Operations was a loss of $90,000, compared

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to a loss of $257,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and results in timing differences in the recognition of income, which may have an adverse impact on future earnings.

        The decrease in non-interest expense was the result of a decrease in other operating expenses, primarily attributable to last year's $500,000 contribution to the Provident Savings Bank Charitable Foundation (not replicated this year). The decrease in other operating expenses was partly offset by an increase in compensation expense, the result of lower deferred compensation attributable to the application of SFAS No. 91, which was partly offset by lower incentive compensation expenses. On July 1, 2006, the Bank lowered the SFAS No. 91 deferred compensation allocated to each loan originated after completing the annual review and analysis of SFAS No. 91.

        The Company's efficiency ratio increased to 73 percent in the fourth quarter of fiscal 2007 from 58 percent in the fourth quarter of fiscal 2006.

        The effective income tax rate for the fourth quarter of fiscal 2007 was 47.1 percent, up from 43.8 percent in the same quarter last year. The increase was primarily due to a higher percentage of non-deductible stock based compensation expenses relative to income before taxes. The Company believes that the effective income tax rate applied in the fourth quarter of fiscal 2007 reflects its current income tax obligations.

        The Company repurchased 168,491 shares of its common stock during the quarter ended June 30, 2007 at an average cost of $24.79 per share. During the quarter, the Company completed the January 2007 Stock Repurchase Program. To date, the

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Company has not repurchased any shares authorized by the June 2007 Stock Repurchase Program, leaving 318,847 shares available for future repurchase activity.

        The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire). Provident Bank Mortgage ("PBM") operates nine loan production offices located throughout Southern California and one loan production office located in Northern California. In the fourth quarter of fiscal 2007, PBM closed three loan production offices and consolidated one loan production office with another location. The one-time charge associated with the reorganization was approximately $215,000 primarily the result of lease obligations and employee severance payments.

        The Company will host a conference call for institutional investors and bank analysts on Tuesday, July 31, 2007 at 9:30 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (800) 230-1093 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Tuesday, August 7, 2007 by dialing (800) 475-6701 and referencing access code number 880095.

        For more financial information about the Company please visit the website at www.myprovident.com and click on the "Investor Relations" section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from

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those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - Dollars In Thousands)
	June 30, 2007	June 30, 2006

Assets
Cash and due from banks	$ 11,024	$ 13,558
Federal funds sold	1,800	2,800
Cash and cash equivalents	12,824	16,358

Investment securities - held to maturity
(fair value $18,837 and $49,914, respectively)	19,001	51,031
Investment securities - available for sale at fair value	131,842	126,158
Loans held for investment, net of allowance for loan losses of
$14,845 and $10,307, respectively	1,349,289	1,262,997
Loans held for sale, at lower of cost or market	1,337	4,713
Receivable from sale of loans	60,513	99,930
Accrued interest receivable	7,235	6,774
Real estate held for investment, net	-	653
Real estate owned, net	3,804	-
FHLB - San Francisco stock	43,832	37,585
Premises and equipment, net	7,123	6,860
Prepaid expenses and other assets	10,716	9,411

Total assets	$ 1,647,516	$ 1,622,470

Liabilities and Stockholders' Equity
Liabilities:
Non interest-bearing deposits	$ 43,694	$ 48,776
Interest-bearing deposits	954,878	868,806
Total deposits	998,572	917,582

Borrowings	502,774	546,211
Accounts payable, accrued interest and other liabilities	17,243	22,467
Total liabilities	1,518,589	1,486,260

Stockholders' equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (15,000,000 shares authorized; 12,428,365 and 12,376,972 shares issued, respectively; 6,376,945 and 6,991,842 shares outstanding, respectively)

	124	124
Additional paid-in capital	69,456	66,798
Retained earnings	149,523	142,867
Treasury stock at cost (6,051,420 and 5,385,130 shares, respectively)
	(90,694)	(72,524)
Unearned stock compensation	(175)	(644)
Accumulated other comprehensive income (loss), net of tax	693	(411)

Total stockholders' equity	128,927	136,210

Total liabilities and stockholders' equity	$ 1,647,516	$ 1,622,470

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended June 30,		Twelve Months Ended June 30,

	2007	2006	2007	2006
Interest income:
Loans receivable, net	$ 22,841	$ 20,571	$ 91,525	$ 77,821
Investment securities	1,768	1,617	7,149	6,831
FHLB - San Francisco stock	521	486	2,225	1,831
Interest-earning deposits	18	18	69	144
Total interest income	25,148	22,692	100,968	86,627

Interest expense:
Checking and money market deposits	405	316	1,471	1,224
Savings deposits	784	668	2,823	3,151
Time deposits	7,640	5,241	26,867	17,691
Borrowings	6,469	5,540	28,031	20,507
Total interest expense	15,298	11,765	59,192	42,573

Net interest income, before provision for loan losses	9,850	10,927	41,776	44,054
(Recovery) provision for loan losses	(490)	(205)	5,078	1,134
Net interest income, after (recovery) provision for loan losses	10,340	11,132	36,698	42,920

Non-interest income:
Loan servicing and other fees	706	635	2,132	2,572
Gain on sale of loans, net	601	3,077	9,318	13,481
Deposit account fees	530	507	2,087	2,093
Gain on sale of real estate	1	20	2,359	6,355
Other	376	386	1,665	1,708
Total non-interest income	2,214	4,625	17,561	26,209

Non-interest expense:
Salaries and employee benefits	5,616	5,194	22,032	20,480
Premises and occupancy	984	870	3,314	3,036
Equipment	349	445	1,570	1,689
Professional expenses	346	326	1,193	1,317
Sales and marketing expenses	221	409	945	1,125
Other	1,266	1,705	4,795	5,266
Total non-interest expense	8,782	8,949	33,849	32,913

Income before taxes	3,772	6,808	20,410	36,216
Provision for income taxes	1,777	2,984	9,124	15,676
Net income	$ 1,995	$ 3,824	$ 11,286	$ 20,540

Basic earnings per share	$ 0.32	$ 0.57	$ 1.75	$ 3.10
Diluted earnings per share	$ 0.32	$ 0.56	$ 1.72	$ 2.98
Cash dividends per share	$ 0.18	$ 0.15	$ 0.69	$ 0.58

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition - Sequential Quarter (Unaudited - Dollars In Thousands)
	June 30, 2007	March 31, 2007

Assets
Cash and due from banks	$ 11,024	$ 12,468
Federal funds sold	1,800	3,800
Cash and cash equivalents	12,824	16,268

Investment securities - held to maturity
(fair value $18,837 and $27,741, respectively)	19,001	28,031
Investment securities - available for sale at fair value	131,842	137,009
Loans held for investment, net of allowance for loan losses of
$14,845 and $15,737, respectively	1,349,289	1,390,457
Loans held for sale, at lower of cost or market	1,337	34,854
Receivable from sale of loans	60,513	94,500
Accrued interest receivable	7,235	7,785
Real estate owned, net	3,804	932
FHLB - San Francisco stock	43,832	43,314
Premises and equipment, net	7,123	6,946
Prepaid expenses and other assets	10,716	9,938

Total assets	$ 1,647,516	$ 1,770,034

Liabilities and Stockholders' Equity
Liabilities:
Non interest-bearing deposits	$ 43,694	$ 46,990
Interest-bearing deposits	954,878	935,567
Total deposits	998,752	982,557

Borrowings	502,774	636,933
Accounts payable, accrued interest and other liabilities	17,243	18,956
Total liabilities	1,518,589	1,638,446

Stockholders' equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (15,000,000 shares authorized; 12,428,365 and 12,426,922 shares issued, respectively; 6,376,945 and 6,543,993 shares outstanding, respectively)

	124	124
Additional paid-in capital	69,456	68,849
Retained earnings	149,523	148,688
Treasury stock at cost (6,051,420 and 5,882,929 shares, respectively)
	(90,694)	(86,507)
Unearned stock compensation	(175)	(289)
Accumulated other comprehensive income, net of tax	693	723

Total stockholders' equity	128,927	131,588

Total liabilities and stockholders' equity	$ 1,647,516	$ 1,770,034

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations - Sequential Quarter (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended
	June 30,	March 31,
	2007	2007
Interest income:
Loans receivable, net	$ 22,841	$ 23,725
Investment securities	1,768	1,828
FHLB - San Francisco stock	521	597
Interest-earning deposits	18	14
Total interest income	25,148	26,164

Interest expense:
Checking and money market deposits	405	369
Savings deposits	784	724
Time deposits	7,640	6,963
Borrowings	6,469	7,441
Total interest expense	15,298	15,497

Net interest income, before provision for loan losses	9,850	10,667
(Recovery) provision for loan losses	(490)	1,185
Net interest income, after (recovery) provision for loan losses	10,340	9,482

Non-interest income:
Loan servicing and other fees	706	462
Gain on sale of loans, net	601	2,306
Deposit account fees	530	525
Gain on sale of real estate, net	1	18
Other	376	368
Total non-interest income	2,214	3,679

Non-interest expense:
Salaries and employee benefits	5,616	5,641
Premises and occupancy	984	801
Equipment	349	444
Professional expenses	346	305
Sales and marketing expenses	221	247
Other	1,266	1,154
Total non-interest expense	8,782	8,592

Income before taxes	3,772	4,569
Provision for income taxes	1,777	2,031
Net income	$ 1,995	$ 2,538

Basic earnings per share	$ 0.32	$ 0.40
Diluted earnings per share	$ 0.32	$ 0.39
Cash dividends per share	$ 0.18	$ 0.18

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )
	Quarter Ended June 30,		Twelve Months Ended June 30,
	2007	2006	2007	2006
SELECTED FINANCIAL RATIOS:
Return on average assets	0.47%	0.96%	0.66%	1.30%
Return on average stockholders' equity	6.09%	11.20%	8.39%	15.71%
Stockholders' equity to total assets	7.83%	8.40%	7.83%	8.40%
Net interest spread	2.08%	2.55%	2.23%	2.65%
Net interest margin	2.37%	2.82%	2.51%	2.87%
Efficiency ratio	72.80%	57.54%	57.05%	46.84%
Average interest-earning assets to average
interest-bearing liabilities	107.54%	108.51%	107.85%	108.16%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.32	$ 0.57	$ 1.75	$ 3.10
Diluted earnings per share	$ 0.32	$ 0.56	$ 1.72	$ 2.98
Book value per share	$ 20.22	$ 19.48	$ 20.22	$ 19.48
Shares used for basic EPS computation	6,221,842	6,735,111	6,448,127	6,627,546
Shares used for diluted EPS computation	6,317,332	6,883,092	6,566,294	6,883,003
Total shares issued and outstanding	6,376,945	6,991,842	6,376,945	6,991,842

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	1.18%	0.20%
Non-performing assets to total assets	1.20%	0.16%
Allowance for loan losses to non-performing loans	93.32%	407.71%
Allowance for loan losses to gross loans held for
investment	1.09%	0.81%
Net charge-offs to average loans held for investment	0.11%	0.01%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	7.63%	8.08%
Tier 1 (core) capital ratio	7.63%	8.08%
Total risk-based capital ratio	12.51%	13.37%
Tier 1 risk-based capital ratio	11.40%	12.37%

LOANS ORIGINATED FOR SALE:
Retail originations	$ 59,254	$ 82,871	$ 296,356	$ 380,409
Wholesale originations	129,239	208,829	830,260	857,397
Total loans originated for sale	$ 188,493	$ 291,700	$ 1,126,616	$ 1,237,806

LOANS SOLD:
Servicing released	$ 220,077	$ 289,353	$ 1,119,330	$ 1,242,093
Servicing retained	1,479	1,641	4,108	19,348
Total loans sold	$ 221,556	$ 290,994	$ 1,123,438	$ 1,261,441

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands)	As of June 30,
	2007		2006
INVESTMENT SECURITIES:	Balance	Rate	Balance	Rate
Held to maturity:
U.S. government sponsored enterprise debt securities	$ 19,000	3.15%	$ 51,028	2.83%
U.S. government agency mortgage-backed securities ("MBS")	1	8.81	3	8.82
Total investment securities held to maturity	19,001	3.15	51,031	2.83

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	9,683	3.20	21,264	2.85
U.S. government agency MBS	57,539	4.99	37,365	4.09
U.S. government sponsored enterprise MBS	59,066	5.05	61,249	4.23
Private issue collateralized mortgage obligations	4,641	4.28	5,412	3.81
Freddie Mac common stock	364		342
Fannie Mae common stock	26		19
Other common stock	523		507
Total investment securities available for sale	131,842	4.83	126,158	3.91
Total investment securities	$ 150,843	4.61%	$ 177,189	3.60%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 826,249	5.89%	$ 828,091	5.66%
Multi-family (5 or more units)	330,231	6.67	219,072	6.34
Commercial real estate	147,545	7.10	127,342	6.92
Construction	60,571	9.22	149,517	9.23
Commercial business	10,054	8.59	12,911	8.49
Consumer	509	12.15	734	10.64
Other	9,307	10.03	16,244	9.75
Total loans held for investment	1,384,466	6.40%	1,353,911	6.36%

Undisbursed loan funds	(25,484)		(84,024)
Deferred loan costs	5,152		3,417
Allowance for loan losses	(14,845)		(10,307)
Total loans held for investment, net	$1,349,289		$1,262,997

Purchased loans serviced by others included above	$ 159,787	6.89%	$ 102,700	7.05%

DEPOSITS:
Checking accounts - non interest-bearing	$ 43,694	-%	$ 48,776	-%
Checking accounts - interest-bearing	122,588	0.76	131,265	0.70
Savings accounts	153,036	2.04	181,806	1.38
Money market accounts	30,647	2.45	29,274	1.29
Time deposits	648,607	4.85	526,461	4.21
Total deposits	$ 998,572	3.63%	$ 917,582	2.83%

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	As of June 30,
	2007		2006
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 1,000	5.48%	$ 75,500	5.38%
Six months or less	173,000	4.81	66,900	4.89
Over six to twelve months	72,000	4.14	15,000	3.87
Over one to two years	30,000	3.45	132,000	4.03
Over two to three years	72,000	4.02	30,000	3.45
Over three to four years	88,000	5.23	72,000	4.02
Over four to five years	65,000	4.41	88,000	5.23
Over five years	1,774	6.37	66,811	4.46
Total borrowings	$ 502,774	4.55%	$ 546,211	4.53%

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 1,455,419	$ 1,323,026	$ 1,444,845	$ 1,288,657
Investment securities	161,421	185,468	175,439	203,096
FHLB - San Francisco stock	43,684	37,872	41,588	38,266
Interest-earning deposits	1,439	1,472	1,339	3,722
Total interest-earning assets	$1,661,963	$ 1,547,838	$1,663,211	$1,533,741

Deposits	$ 986,839	$ 922,867	$ 942,876	$ 932,553
Borrowings	558,644	503,567	599,286	485,523
Total interest-bearing liabilities	$1,545,483	$ 1,426,434	$1,542,162	$ 1,418,076

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	6.28%	6.22%	6.33%	6.04%
Investment securities	4.38%	3.49%	4.07%	3.36%
FHLB - San Francisco stock	4.77%	5.13%	5.35%	4.78%
Interest-earning deposits	5.28%	4.89%	5.15%	3.87%
Total interest-earning assets	6.05%	5.86%	6.07%	5.65%

Deposits	3.59%	2.71%	3.30%	2.37%
Borrowings	4.64%	4.41%	4.68%	4.22%
Total interest-bearing liabilities	3.97%	3.31%	3.84%	3.00%

(1)   Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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